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                             Under 17 C.F.R. Sections 200.80, 200.83 and 230.406


                                                                   EXHIBIT 10.35


                       RESTRICTED STOCK PURCHASE AGREEMENT


      Agreement made as of this 26th day of October, 1993 by and between Signal Pharmaceuticals, Inc., a California corporation (the "Company"), and The Regents of the University of California ("The Regents" or "Purchaser").

      Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings given to them in that certain Exclusive License Agreement (the "License Agreement") by and between Purchaser and the Company, dated October 26, 1993, a copy of which is attached hereto as Exhibit 1.

            1.    PURCHASE OF SHARES

            1.1 Purchase. In consideration of Purchaser's grant of certain patent and technology rights to the Company pursuant to the License Agreement, the Company shall issue to Purchaser [***] shares of its Common Stock. Upon the Company's achievement of certain milestones, the Company shall issue additional shares to Purchaser as follows:

                  (a) The Company shall issue [***] shares of its Common Stock (as adjusted for stock splits, subdivisions, combinations, recapitalizations and distributions of stock) to Purchaser:

                        (i)   [***]

                        (ii)  [***]

provided, however, that only one such issuance shall be made pursuant to each of
(i) and (ii), above, regardless of how many lead compounds utilizing the [***] or [***] Technologies may subsequently be entered into toxicology studies.

                  (b) Upon the [***], the Company shall issue [***] shares of its Common Stock (as adjusted for stock splits, subdivisions, combinations, recapitalizations and distributions of stock) to Purchaser;



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[***]

                  (c)   [***], the Company shall issue to
Purchaser [***] shares of its Common Stock (as adjusted for stock splits, subdivisions, combinations, recapitalizations and distributions of stock); [***]

            All shares of the Company's Common Stock issued to Purchaser pursuant to this paragraph 1.1, shall hereinafter be referred to as the "Shares". Notwithstanding the foregoing, the Company shall have no obligation to issue any shares following any termination of the License Agreement.

            2.    INVESTMENT REPRESENTATIONS

            2.1 Exemption from Registration. The Shares have not been registered under the 1933 Act, and are accordingly being issued to Purchaser in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act.

            2.2 Investment Intent. Purchaser hereby warrants and represents that it is acquiring the Shares for its own account and not with a view to their resale or distribution and that it is prepared to hold the Shares for an indefinite period and has no present intention to sell, distribute or grant any participating interests in, the Shares. Purchaser hereby acknowledges the fact that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and that the Company is issuing the Shares to it in reliance on the representations made by it herein.

            2.3   Restricted Securities.

                  (a) Purchaser hereby confirms that it has been informed that the Shares may not be resold or transferred unless such Shares are first registered under the 1933 Act or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that it is prepared to hold the Shares for an indefinite period and that it is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Shares from the registration requirements of the Act. Should Rule 144 subsequently become available, Purchaser is aware that any sale of Shares effected pursuant to the Rule may, depending upon the status of Purchaser as an "affiliate" or "non-affiliate"


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under the Rule, be made only in limited amounts in accordance with the provisions of the Rule, and that in no event may any Shares be sold pursuant to the Rule until Purchaser has held such Shares for at least two (2) years following their issuance.

                  (b) Should the Company not become subject to the reporting requirements of the Exchange Act, then Purchaser may, provided he/she is not at the time an affiliate of the Company (nor was such an affiliate during the preceding three (3) months), sell the Shares (without registration) pursuant to paragraph (k) of Rule 144 after the Shares have been held for a period of three
(3) years following the payment in cash of the Purchase Price for such shares.

            2.4 Disposition of Shares. Except as specifically set forth below, Purchaser hereby agrees that it shall make no disposition of the Shares, unless and until:

                  (a) it shall have complied with all requirements of this Agreement applicable to the disposition of such Shares;

                  (b) it shall have notified the Company of the proposed disposition and furnished it with a written summary of the terms and conditions of the proposed disposition; and

                  (c) unless otherwise waived by the Company, it shall have delivered to the Company a written opinion of counsel at the Company's expense, in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or
(ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act has been taken.

            The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Section 2, nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been so transferred.

            2.5 Restrictive Legends. In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares shall be endorsed with restrictive legends, including the following legend:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective registration statement for the shares


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      under that Act, a 'no action' letter of the Securities and Exchange
      Commission as to such sale or offer, or an opinion of counsel to the Company that registration under such Act is not required for such sale or offer."

            3.    TRANSFER RESTRICTIONS

            3.1 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the market stand-off provisions of paragraph 3.2 to the same extent such shares would be so subject if retained by Purchaser.

            3.2   Market Stand-Off.

                  (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company's initial public offering (the "IPO"), Purchaser and all subsequent holders of the Shares who derive their chain of ownership through a transfer from Purchaser ("Owner") shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of the final prospectus for such offering as may be requested by the Company or such underwriters.

                  (b) Owner shall be subject to the market standoff provisions of this paragraph 3.2 provided and only if all of the executive officers and directors of the Company are also subject to similar arrangements.

                  (c) In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this paragraph 3.2, to the same extent the Shares are at such time covered by such provisions.


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                  (d)   In order to enforce the limitations of this paragraph
3.2, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable standoff period.

            4.    REGISTRATION RIGHTS.

            4.1   For purposes of this Section 4:

                  (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                  (b) The term "Registrable Securities" means the Common Stock issued pursuant to this Agreement, excluding, however, any Registrable Securities sold by a person in a transaction in which his rights under this
Section 4 are not assigned;

                  (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                  (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 4.7 hereof.

            4.2 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 5.2, the Company shall, subject to the provisions of Section 4.4, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.


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            4.3   Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 4.2 for each Holder (which right may be assigned as provided in section 4.7), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

            4.4 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 4.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (subject to the rights of other security holders of the Company, including, without limitation, preferred shareholders, the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro-rata reduction with respect to such "selling shareholder" shall be-based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.


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            4.5   Delay of Registration. No Holder shall have any right to
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

            4.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 4:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling


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securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 4.6(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any indemnified party if a copy of the Final Prospectus was furnished to such indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such Final Prospectus is required to be delivered under the Securities Act if such loss, claim or damage would have been avoided had the indemnified party furnished the Final Prospectus to such person.

                  (d) Promptly after receipt by an indemnified party under this Section 4.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain


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one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.6.

                  (e) If the indemnification provided for in this Section 4.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (g)   The obligations of the Company and Holders under this
Section 4.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

            4.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 4 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such


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securities who, after such assignment or transfer, holds at least twenty percent
(20%) of the shares of Registrable Securities originally purchased by such Holder (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 4.

            5.    INTERPRETATION

            5.1 Purchaser Undertaking. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry our or effect one or more of the obligations or restrictions imposed on either Purchaser or the Shares pursuant to the express provisions of this Agreement.

            5.2 Notices. Any notice required or permitted in connection any matter pertaining to this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Mail, registered or certified, postage prepaid and addressed to the party to be notified at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by 10 days' advance written notice under this Section 5.2 to the other party to this Agreement.

            5.3 Governing Law. This agreement shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of California.

            5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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            5.5   Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Purchaser and Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                        SIGNAL PHARMACEUTICALS, INC.



                                        By: /s/ LUKE B. EVNIN
                                            ------------------------------------
                                            Luke B. Evnin, President

                                   Address: 11545 Sorrento Valley Road
                                            San Diego, CA 92121


                                        THE REGENTS OF THE UNIVERSITY OF
                                        CALIFORNIA

                                        By: /s/ WILLIAM T. DAVIS
                                            ------------------------------------
                                       Its: Assoc. Dir OTT
                                            ------------------------------------
                                   Address: 1320 Harbor Bay Parkway
                                            ------------------------------------
                                            Alameda CA 94502
                                            ------------------------------------


Approval as to legal form: P. MARTIN SIMPSON JR.                       10/1/93
                           ---------------------------------------------------
                           P. MARTIN SIMPSON, JR., Resident Counsel      Date
                           Office of Technology Transfer
                           University of California


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